Exhibit 3.1

BYLAWS

for the regulation, except
as otherwise provided by statute or
its Articles of Incorporation,

of

AMERICAN STATES WATER COMPANY
(a California corporation)

ARTICLE I.  Offices.

Section 1.  PRINCIPAL EXECUTIVE OFFICE.  The corporation’s principal executive office shall be fixed and located at such place as the Board of Directors (herein called the “Board”) shall determine.  The Board is granted full power and authority to change said principal executive office from one location to another.

Section 2.  OTHER OFFICES.  Branch or subordinate offices may be established at any time by the Board at any place or places.

ARTICLE II.  Shareholders.

Section 1.  PLACE OF MEETINGS.  Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat given either before or after the meeting and filed with the Secretary.

Section 2.  SPECIAL MEETINGS.  Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer, or it there be no Chief Executive Officer, the President or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting.  Upon request in writing to the Chairman of the Board, the Chief Executive Officer, or there be no Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, any Senior Vice President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request.  Such request shall be made in accordance with applicable law and these Bylaws.  If the notice is not given within twenty days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 3.  ANNUAL MEETINGS.  The annual meetings of shareholders shall be held on such date and at such time as may be fixed by the Board.  At such meetings, directors shall be elected and any other proper business may be transacted in accordance with applicable law and these Bylaws.

Section 4.  NOTICE OF ANNUAL OR SPECIAL MEETINGS.  Written notice of each annual or special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat.  Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law and these Bylaws, any proper matter may be presented at the meeting for such action.  The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.
Notice of a shareholders’ meeting shall be given either personally or by mail or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.  Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid.  Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

Section 5.  QUORUM.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.  If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or by the Articles, except as provided in the following sentence.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 6.  ADJOURNED MEETINGS AND NOTICE THEREOF.  Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of shareholders entitled to exercise a majority of the voting power represented either in person or by proxy, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders’ meeting is adjourned for more than forty-five days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 7.  VOTING.  The shareholders entitled to notice of any meeting or to vote at such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.  No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes.  If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law, and to the following provisions:

(a)           Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(b)           Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c)           Subject to the provisions of Section 705 of the California General Corporation Law and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d)           Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the corporation.

(e)           Shares outstanding in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy holder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation.  Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

(f)           Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter.

(g)           Shares held by the corporation in a fiduciary capacity, and shares of the issuing corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

(h)           If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)	If only one votes, such act binds all;

(ii)	If more than one vote, the act of the majority so voting binds all;

(iii)	If more than one vote, but the vote is evenly split on any particular matter each faction may vote the securities in question proportionately.

If the instrument is so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this Section shall be a majority or even split in interest.

Section 8.  RECORD DATE.  The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action.  The record date so fixed shall be not more than sixty days or less than ten days prior to the date of the meeting or more than sixty days prior to any other action.  When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting.  The Board shall fix a new record date if the meeting is adjourned for more than forty-five days.
If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.  The record date for determining shareholders for any purpose other than set forth in this Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

Section 9.  CONSENT OF ABSENTEES.  The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting.  Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need to be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601(f) of the California General Corporation Law.

Section 10.  ACTION WITHOUT MEETING.  Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

Section 11.  PROXIES.  Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary.  Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy.

Section 12.  INSPECTORS OF ELECTION.  In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at such meeting and any adjournment thereof.  If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder’s proxy shall, make such appointment at the meeting.  The number of inspectors shall be either one or three.  If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to appointed.
The duties of such inspectors shall be as prescribed by Section 707(b) of the California General Corporation Law and shall include:  determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders.  If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

Section 13.  CONDUCT OF MEETING.  The Chairman of the Board shall preside as chairman at all meetings of the shareholders.  The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure.  The chairman’s rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of a ruling a request for a vote is made to the shareholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders.  Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of shareholders.

Section 14.  QUALIFICATIONS OF DIRECTORS.  Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be qualified to serve as directors.  Nominations of persons for election to the Board may be made at a meeting of shareholders (a) by or at the direction of the Board or (b) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary.  To be timely as to an annual meeting, a shareholder’s notice must be received at the principal executive officers of the corporation not less than 75 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made.  To be timely as to a special meeting at which directors are to be elected, a shareholder’s notice must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made.  Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the corporation which are beneficially owned by such person.  At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee.

No person shall be qualified to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Bylaw.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, that the defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

Section 15.  PROPER BUSINESS FOR SHAREHOLDER MEETINGS.  At a meeting of the shareholders, only such business shall be proper as shall be brought before the meeting (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board or (c) by any shareholder of the corporation who is a shareholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

For business to be properly brought before a meeting by a shareholder pursuant to clause (c) of the first paragraph of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary.  To be timely as to an annual meeting of shareholders, a shareholder’s notice must be received at the principal executive offices of the corporation not less than 75 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made.  To be timely as to a special meeting of shareholders, a shareholder’s notice must be received not later than the call of the meeting by the Board, the Chairman of the Board or the President, or the date of receipt of a valid request by a person (other than the Board) that the special meeting be called.  Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of such matter and the reasons for proposing such matters(s) at the meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such proposal.

Notwithstanding anything in these Bylaws to the contrary, no business shall be proper at a meeting unless brought before it in accordance with the procedures set forth in this Bylaw.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, that any such business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

ARTICLE III.  Directors.

Section 1.  POWERS.  Subject to limitations of the Articles, of these Bylaws and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

(a)           To select and remove all the other officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, the Articles or these Bylaws, fix their compensation and require from them security for faithful service.

(b)           To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Articles or these Bylaws, as they may deem best.

(c)           To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as they may deem best.

(d)           To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e)           To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Section 2.  NUMBER OF DIRECTORS.  The authorized number of directors shall be not less than five or more than nine until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders amending this Section 2.  The exact number of directors shall be fixed, within the limits specified, by the Board from time to time in a resolution adopted by a majority of the directors.  The exact number of directors shall be eight until changed as provided in this Section 2.

Section 3.  ELECTION AND TERM OF OFFICE.  Except as otherwise provided in the Articles, the directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 4.  VACANCIES.  Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, or if there be no Chief Executive Officer, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

The shareholders, subject to applicable law and these Bylaws, may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.  Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote.  Any such election by written consent to fill a vacancy created by removal requires unanimous consent.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 5.  PLACE OF MEETING.  Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board.  In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

Section 6.  REGULAR MEETINGS.  Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board.  Call and notice of all regular meetings of the Board are hereby dispensed with.

Section 7.  SPECIAL MEETINGS.  Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, or if there be no Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or by any two directors.

Special meetings of the Board shall be held upon four days’ written notice or forty-eight hours’ notice given personally or by telephone, telegraph, telex, or other similar means of communication.  Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid.  Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.  Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8.  QUORUM.  A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 11 of this Article.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 9.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.  Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section 10.  WAIVER OF NOTICE.  Notice of a meeting need not be given to any director who signs a waiver of notice or consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

Section 11.  ADJOURNMENT.  A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence.  If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 12.  FEES AND COMPENSATION.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 13.  ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action.  Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

Section 14.  RIGHTS OF INSPECTION.  Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign.  Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 15.  COMMITTEES.  The Board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(a)           The approval of any action for which the California General Corporation Law also requires shareholders’ approval or approval of the outstanding shares;

(b)           The filling of vacancies on the Board or on any committee;

(c)           The fixing of compensation of the directors for service on the Board or on any committee;

(d)           The amendment or repeal of bylaws or the adoption of new bylaws;

(e)           The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)           A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

(g)           The appointment of other committees of the Board or the members thereof.

Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the authorized number of directors and any such committee may be designated an Executive Committee or by such other name as the Board shall specify.  Alternative members of a committee may replace any absent member at any meeting of the committee.  The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted.  In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted.  Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board.  Minutes shall be kept of each meeting of each committee.

Section 16.  CHAIRMAN OF THE BOARD.  The Board of Directors shall appoint a director to serve as Chairman of the Board of this Corporation that satisfies the independence requirements of the New York Stock Exchange.  The  Chairman of the Board of this Corporation shall have the duties set forth in Article II, Sections 2, 13, 14 and 15 and Article III, Sections 4 and 7 and such other duties as may be from time to time be assigned by the Board.  The Board of Directors may also have, at the discretion of the Board, a Vice Chairman of the Board.  The Vice Chairman of the Board, if there shall be such a position, shall have such duties as may be from time to time assigned by the Board.

ARTICLE IV.  Officers.

Section 1.  OFFICERS.  The officers of the corporation shall be a President, a Secretary and a Chief Financial Officer.  The corporation may also have, at the discretion of the Board, a Chief Executive Officer who shall have the powers and duties vested in the office of president under California law, a Chief Operating Officer, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

Section 2.  ELECTION.  The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 3.  SUBORDINATE OFFICERS.  The Board may elect, and may empower the Chief Executive Officer, if there be no Chief Executive Officer, the President, to appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

Section 4.  REMOVAL AND RESIGNATION.  Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer chosen by the Board, by an officer upon whom such power of removal may be conferred by the Board.  Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.
Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.  PRESIDENT AND CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer or the President, if there be no Chief Executive Officer, shall have the general powers and duties of management usually vested in the office of the president of a corporation and such other powers and duties as may be prescribed by the Board.  In the absence of the Chairman of the Board, or if there be none, the Chief Executive Officer (or, if there shall be no Chief Executive Officer, the President) shall preside at all meetings of the shareholders and the Board.  In the absence or disability of the Chief Executive Officer, if other than the President, the President shall perform all the duties of the Chief Executive Officer and, when so acting, shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

Section 7.  VICE PRESIDENTS AND CHIEF OPERATING OFFICER. The Chief Operating Officer, the Executive Vice Presidents and Senior Vice Presidents, if any, and other Vice Presidents shall have (subject to the authority of the Board) such powers and perform such duties as from time to time determined by the Chief Executive Officer or, if there be no Chief Executive Officer, the President.  In the absence or disability of the Chief Executive Officer, if other than the President, or the President, if there shall be no Chief Executive Officer, the Chief Operating Officer, if any, and the Vice Presidents, in the following order, shall perform all the duties of the Chief Executive Officer or President, as the case may be, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer or President, as the case may be:  the Chief Operating Officer, if any, the Executive Vice Presidents, if any, in the order of their rank as fixed by the Board, or if not ranked, the Executive Vice President designated by the Board, the Senior Vice Presidents, if any, in the order of their rank as fixed by the Board, or if not ranked, the Senior Vice President designated by the Board and the Vice Presidents in the order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board.  The Chief Operating Officer, the Executive Vice President, Senior Vice President or Vice President so designated shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board.

Section 8.  SECRETARY.  The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and its committees, with the time and place of holding, whether regular or special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.  The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the California General Corporation Law.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number of classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 9.  CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them.  The books of account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board.  The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer, or if there be no Chief Executive Officer, the President and the directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V.  Other Provisions.

Section 1.  INSPECTION OF CORPORATE RECORDS.

(a)           A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a

Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have the absolute right to do either or both of the following:

(i)                 Inspect and copy the record of shareholders’ names and addresses and shareholders during usual business hours upon five business days’ prior written demand upon the corporation; or

(ii)                 Obtain from the transfer agent, if any, for the corporation, upon five business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent complied or as of the date specified by the shareholder subsequent to the date of demand.

(b)           The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate.

(c)           The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as a holder of such voting trust certificate.

(d)           Any inspection and copying under this Article may be made in person or by agent or attorney.

Section 2.  INSPECTION OF BYLAWS.  The corporation shall keep in its principal executive office in the State of California, or if its principal executive office is not in such State at its principal business office in such state, the original or copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is located outside the State of California and the corporation has no principal business office in such state, it shall upon the written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

Section 3.  ENDORSEMENT OF DOCUMENTS, CONTRACTS.  Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chief Executive Officer, the President, the Chief Operating Officer or any Executive Vice President, Senior Vice President or Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the corporation, shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.  Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 4.  CERTIFICATES FOR SHARES.

(a)           Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of California.  Each shareholder, upon written request to the transfer agent or registrar of the corporation, shall be entitled to have a certificate in the name of the corporation by the Chief Executive Officer, or if there be no Chief Executive Officer, the President, the Chief Operating Officer, an Executive Vice President, a Senior Vice President or a Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.  Shares issued prior to the date on which the shares have become eligible for issuance in uncertificated form shall be certificated shares until a certificate for such shares is surrendered to this corporation.

(b)           Shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, or, for uncertificated shares, on the initial transaction statement for such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

(c)           Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the corporation, if such shares are certificated, and by the surrender to the corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the holder of uncertificated shares, in each case, with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

(d)           Except as provided in this Section or the General Corporation Law of California, no certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time.  The Board may, however, if any share certificate or new certificate is alleged to have been lost, stolen or destroyed, authorized the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

(e)           When the articles of incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board, to cancel any outstanding certificates for shares and issue new certificates therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates to surrender and exchange them for new certificates within a reasonable period of time.  When the articles of incorporation are amended in any way affecting the statements contained in the initial transaction statements or other written statements for outstanding uncertificated securities, or it becomes desirable for any reason in the discretion of the board, to amend, revise, or supersede any outstanding initial transaction statements or written statements, the board may order the issuance and delivery to holders of record of amended, revised, or superseding initial transaction statements or written statements.

Section 5.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The Chief Executive Officer, the President or any other officer or officers authorized by the Board or the Chief Executive Officer are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation.  The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 6.  STOCK PURCHASE PLANS.  The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.
Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation, to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 7.  CONSTRUCTION AND DEFINITIONS.  Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

ARTICLE VI.  Indemnification.

Section 1.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
(a)           Each person who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation, or of any predecessor corporation, or is or was a director or officer who is or was serving at the request of the corporation as a director, officer, employee or other agent of another corporation, a partnership, joint venture, trust or other enterprise (including service with respect to corporation-sponsored employee benefit plans), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the corporation’s Articles, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith; provided, however, that amounts paid in settlement of a proceeding shall be payable only if the settlement is approved in writing by the corporation.  Such indemnification shall continue as to a person who has ceased to be a director or officer for acts performed while a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the foregoing, the corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the corporation.  The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of final disposition to the fullest extent permitted by law; provided, however, that the payment under this Article of such expenses in advance of the final disposition of a proceedings shall be conditioned upon the delivery to the corporation of a written request for such advance and of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified.

(b)           Notwithstanding the foregoing or any other provisions under this Article, the corporation shall not be liable under this Article to indemnify a director or officer against expenses, liabilities or losses incurred or suffered in connection with, or make any advances with respect to, any proceeding against a director or officer:  (i) as to which the corporation is prohibited by applicable law from paying as an indemnity; (ii) with respect to expenses of defense or investigation, if such expenses were or are incurred without the corporation’s consent (which consent may not be unreasonably withheld); (iii) for which payment is actually made to the director or officer under a valid and collectible insurance policy maintained by the corporation, except in respect of any excess beyond the amount of payment under such insurance; (iv) for which payment is actually made to the director or officer under an indemnity by the corporation otherwise than pursuant to this Bylaw Article, except in respect of any excess beyond the amount of payment under such indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which he or she was not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.

Section 2.  INDEMNIFICATION OF EMPLOYEES AND AGENTS.  A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was an employee or agent of the corporation or is or was an employee or agent of the corporation who is or was serving at the request of the corporation as an employee or agent of another enterprise, including service with respect to corporation-sponsored employee benefits plans, whether the basis of such action is alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, upon appropriate action by the corporation and subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation up to the fullest extent permitted by California law and the corporation’s Articles, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

Section 3.  RIGHT OF DIRECTORS AND OFFICERS TO BRING SUIT.  If a claim under Section 1 of this Article is not paid by the corporation or on its behalf within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim.

Section 4.  SUCCESSFUL DEFENSE.  Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of a proceeding without prejudice or the settlement with the written consent of the corporation of a proceeding without admission of liability) in defense of any proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Section 5.  INDEMNITY AGREEMENTS.  The corporation may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permissible under applicable law and the corporation’s Articles.

Section 6.  SUBROGATION.  In the event of payment by the corporation of a claim under Section 1 of this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the corporation effectively to bring suit to enforce such rights.

Section 7.  NON-EXCLUSIVITY RIGHTS.  The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Section 8.  INSURANCE.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, a partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under California law.

Section 9.  EXPENSES AS A WITNESS.  To the extent that any director, officer or employee of the corporation is by reason of such position a witness in any action, suit or proceeding, he or she will be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 10.  NONAPPLICABILITY TO FIDUCIARIES OF EMPLOYEE BENEFIT PLANS.  This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an agent of the corporation.  The corporation shall have power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law.

Section 11.  SEPARABILITY.  Each and every paragraph, sentence, term and provision of this Article is separate and distinct so that if any paragraph, sentence, term or provision shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof.  To the extent required, any paragraph, sentence, term or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the corporation and the claimant, the broadest possible indemnification permitted under applicable law.

Section 12.  EFFECT OF REPEAL OR MODIFICATION.  Any repeal or modification of this Article shall not adversely affect any right of indemnification of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE VII.  Emergency Provisions.

Section 1.  GENERAL.  The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article.  Said provisions in such event shall override all other Bylaws of the corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

Section 2.  UNAVAILABLE DIRECTORS.  All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 3.  AUTHORIZED NUMBER OF DIRECTORS.  The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, or the minimum number required by law, whichever number is greater.

Section 4.  QUORUM.  The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

Section 5.  CREATION OF EMERGENCY COMMITTEE.  In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 6.  CONSTITUTION OF EMERGENCY COMMITTEE.  The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, provided that such remaining directors are not less than three in number.  In the event such remaining directors are less than three in number the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation as the remaining director or directors may in writing designate.  If there is no remaining director, the emergency committee shall consist of the three most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation.  Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration.  In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date.

Section 7.  POWERS OF EMERGENCY COMMITTEE.  The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies.  In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

Section 8.  DIRECTORS BECOMING AVAILABLE.  Any person who has ceased to be a director pursuant to the provisions of Section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 9.  ELECTION OF BOARD OF DIRECTORS.  The emergency committee, shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election, all the powers and authorities of the emergency committee shall cease.

Section 10.  TERMINATION OF EMERGENCY COMMITTEE.  In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

ARTICLE VIII.  Amendments.

Subject to the Articles of Incorporation, these Bylaws may be amended or repealed either by approval of the outstanding shares (as defined in Section 152 of the California General Corporation Law) or by the approval of the Board; provided, however, that after the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable number of directors or vice versa may only be adopted by approval of the outstanding shares and a bylaw reducing the fixed number or the minimum number of directors to a number less than five shall be subject to the provisions of Section 212(a) of the California General Corporation Law.